Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:
Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathon Fassberg ext16. (investor inquiries)
(610) 941-4020	Brad Miles ext 17. (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Announces $13.0 Million Direct Equity Placement

Plymouth Meeting, PA -- November 2, 2004 -- Genaera Corporation (NASDAQ: GENR) announced today that it has received definitive commitments from unaffiliated institutional investors for the purchase of an aggregate of 3,775,748 shares at $3.45 per share of registered common stock for aggregate proceeds of $13.0 million. The shares were offered through a prospectus supplement pursuant to the Company's effective shelf registration statement. The share price represents a 13% discount to the closing price on the Nasdaq SmallCap Market on November 1, 2004. The offering is expected to close on our about November 5, 2004.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WR Hambrecht + Co and Fortis Securities served as placement agents for the offering. A prospectus and prospectus supplement relating to this transaction may be obtained from WR Hambrecht + Co, LLC at 420 Lexington Avenue, Suite 1825, New York, NY 10170, Fortis Securities LLC. at 520 Madison Avenue, New York, New York 10022, or directly from the Company.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products.  Research and development efforts are focused on anti-angiogenesis and respiratory diseases.  Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets.  These include squalamine, an anti-angiogenesis treatment for eye disease and cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease.  For more information on Genaera, visit the company's website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding these preliminary results, future clinical development plans and prospects for Genaera's programs. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "develop," "expect," and "continue," or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, the risk that Genaera is unable to close the financing referred to above; Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including squalamine, IL9 Antibody, or LOMUCIN, may be delayed or not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.